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                                                                   Exhibit 99(b)

EXPERTS

The consolidated financial statements and the related financial statement schedules of Allstate Life Insurance Company as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, incorporated by reference in this Prospectus of Allstate Life Insurance Company have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report dated March 17, 2009, which report expresses an unqualified opinion with respect to the consolidated financial statements and includes an explanatory paragraph relating to a change in method of accounting for uncertainty in income taxes and accounting for deferred acquisition costs associated with internal replacements in 2007, and is incorporated by reference herein. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.